UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2015

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission file number 333-190788	46-2552550
(State or other jurisdiction		(I.R.S. Employer Identification No.)
of incorporation or organization)

3536 Daniel Crescent, Baldwin, New York 11510

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (517) 867-8383

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2- Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

Effective September 8, 2015, the Company completed a private financing transaction and issued its Secured Convertible Promissory Note (“Note”) in the principal amount of $252,500.00 dated September 8, 2015 to a private lender. The maturity date of the Note is twenty-three months from the date of the Note (“Maturity Date”). The terms of the Note permit the Company to borrow from the lender up to $225,000 in three tranches. The Company has exercised its right to request the first tranche and received $75,000. The Note grants the lender the right to convert the outstanding balances owing on the tranches into common stock of the Company at a conversion price of $3.00 per share. However, in the event that the Company’s market capitalization falls $20 million, the conversion price will equal the lower of $3.00 per share or the market price of the Company’s common stock as of the date of a conversion.

The proceeds of the Note will be used by the Company for general working capital purposes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

Dated: October 1, 2015	By: /s/ Fernando Oswaldo Leonzo
Chief Executive Officer